Exhibit 99



WILLIAM M. CAMERON ("WMC")
TRUSTS ONLY
TRUSTS ONLY
LYNDA L. CAMERON ("LLC")
William M. Cameron Trust B – 2nd (see footnote #2)
William M. Cameron Trustee, Wm. M. Cameron Revocable Trust (see footnote #2)
Cameron Associates, Inc. 50% WMC Rev Trust; 50% LLC Rev Trust Sole General Partner 73-1533495 - OK
Lynda L. Cameron Trustee, Lynda L. Cameron Revocable Trust (see footnote #3)
Lynda L. Cameron Trust B – 2nd (see footnote #3)
INSURICA, Inc. See Page 3
Cameron Sports, LLC 100% - OK 27-0504936
CB Hoops, LLC 51% - OK 27-0504595
Marshall Hoops LLC 50% - OK
Okie Hoops LLC 50% - OK
TexasOU LLC 50% - OK
Tulsa Pro Hoops, LLC 100% - OK 27-0504982
Cameron Enterprises A Limited Partnership[1] (CELP) – OK 73-1267299
American Fidelity Corporation 94.0783% - NV 73-0966202
BTECH Warehouse, L.L.C. 100% - OK 73-1267299
Laser Holdings LLC 100% - OK
Colorado Gulch, LLC 100% - CO
INSURICA, Inc. See Page 3
Eagle's Rise Investments I, LLC 100% - CO
Eagle's Rise Investments II, LLC 100% - CO
Eagle's Rise Investments IV, LLC 100% - CO
Eagle's Rise Investments III, LLC 100% - CO
American Fidelity General Agency, Inc. 100% - OK 73-1352431
American Fidelity Assurance Company (Insurance Company) 100% - OK 73-0714500 NAIC 60410
American Public Life Insurance Company (Insurance Company) 100% - OK 64-0349942 NAIC 60801
Hawaii Development, LLC 100% - OK Disregarded
Ballet's, LLC 40.5% - OK 73-1529608
American Fidelity Securities, Inc. 100% - OK 73-0783902
First Financial Securities of America, Inc. 100% - TX 76-0055292
Enrollcom, Inc. 100% - OK 73-1575385
Market Place Realty Corp. 100% - OK 73-1160212
Oklahoma Winery Partners, LLC 100% - OK 27-1517182
Apple Creek Apartments, Inc. 100% - OK 73-1408485
AF Apartments, Inc. 100% - OK 73-1512985
Lancet Entertainment, LLC 100% - OK Disregarded
American Fidelity Administrative Services, LLC 100% - OK 45-3076434
Vintage Oakville Cross LLC. 100% - CA Disregarded
Health Services Administration, LLC 100% - OK 20-1805275
Virgo Capital Partners OKC LLC 45% - OK 20-4056513
Digitouch Innovations, LLC 35% - OK 26-2086105
American Fidelity Community Services, Inc. 100% - OK 26-0381859
American Fidelity International Holdings, Inc. 100% - OK 73-1421879
American Fidelity Property Company 100% - OK 73-1290496
InvesTrust Wealth Management, LLC 100% - OK 73-1528120
Home Rentals, Inc. 100% - OK 73-1364266
CSV, LLC 70% - DE
AF Professional Employment Group, LLC 100% - OK 26-2357874
Subsidiaries and Affiliates on Page 4 of 4
6303 Portland, LLC 100% - OK
Briarwood Holdings, LLC 100% - OK Disregarded
Broadway Tech, LLC 100% - OK Disregarded
American Fidelity Property Services, LLC 100% - OK 26-0422218
InvesTrust, NA 100% - OK 73-1546867
InvesTrust Consulting, LLC 100% - OK 73-1547246
InvesTrust Retirement Specialists, LLC 100% - OK 73-1590280
HR Investment Properties, LLC 100% - OK 90-0546920
Lancet Investment Properties, LLC 100% - OK Disregarded
9000 Broadway LLC 100% - OK Disregarded
Alcott HR Group, LLC 100% - DE 26-1638437
Alcott HR Group I, LLC 100% - DE

[1] Limited Partners are: CWC 1980 Trusts, LBC 1980 Trusts, JCC 1980 Trusts, WMC/LLC Insurance Trusts, WMC/LLC Trust B – 2nd William M. Cameron, WMC 2004 Family Trusts, WMC Children Minors Trusts, Lynda L. Cameron, LLC 2005 Family Trusts

[2] The Wm. M. Cameron Trust B – 2nd and Wm. M. Cameron, Trustee of the Wm. M. Cameron Revocable Trust together own 44.8% of the non-voting common stock of North American Insurance Agency, Inc. (NAIA) and 5% of the voting common stock of NAIA, for a total of 49.8% of all of the issued and outstanding common stock of NAIA.

[3] The Lynda L. Cameron Trust B – 2nd and Lynda L. Cameron, Trustee of the Lynda L. Cameron Revocable Trust together own 44.8% of the non-voting common stock of North American Insurance Agency, Inc. (NAIA) and 5% of the voting common stock of NAIA, for a total of 49.8% of all of the issued and outstanding common stock of NAIA.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc.
Organizations that are limited liability companies include one of the following: LLC or LC

REVISED 12-31-15